UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27 , 2012

ECO  BUILDING  PRODUCTS,  INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-53875	20-8677788
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

909 West Vista Way, Vista, CA 92083
 (Address of Principal Executive Offices)

760-732-5826
Registrants Telephone Number, including area code

 EcoBlu Products, Inc.
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) is being filed to amend the current report on Form 8-K filed by Eco Building Products, Inc. (the “Company”) on August 22, 2012 (the “Original Filing”).  The sole purpose of this Amendment is to correct the description of the conversion feature in the Debenture.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 1.01   Entry into a Material Definitive Agreement

Private Placement of Debenture and Shares

On August 13, 2012, Eco Building Products, Inc., and subsidiaries (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) wherein the Company agreed to privately issue and sell (the “Offering”) and the purchaser identified on the signature page to the Purchase Agreement (the “Purchaser”) agreed to purchase (i) $1 million, in the aggregate, of Original Issue Discount Senior Secured Convertible Debentures due on November 13 ,2012 (the “Debentures”) and (ii) an aggregate of 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The closing of the Offering occurred on August 13, 2012 (“Original Issue Date”).

The Company sold to the Purchaser the Debenture having a principal amount of $1,080,000. At any time after the six month anniversary of the Original Issue Date until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of holder, subject to certain conversion limitations set forth in the Debenture, at a conversion price equal to the lesser of (i) $0.08, subject to adjustment thereunder, and (ii) 80% of the average of the lowest 3 closing prices during the 3 trading days immediately prior to any such date of conversion.

Upon any Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at holder's election, immediately due and payable in cash. Commencing after the occurrence of any Event of Default, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Company is subject to certain non-financial covenants under the Debenture also. The Debenture contains full anti-dilution protective provisions as described therein.

To secure the Company’s obligations under the Debenture, the Company granted a security interest in substantially all of its property to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debenture in accordance with that certain security agreement between the Company and the Purchaser, dated as of August 13, 2012 (the “Security Agreement”). Furthermore, the Company’s subsidiaries entered into a subsidiary guarantee, dated as of August 13, 2012 (the “Subsidiary Guarantee”), to guarantee the prompt and complete payment and performance when due of all of the obligations pursuant to the Debenture and transaction documents.

Chardan Capital Markets acted as placement agent and received compensation in the amount of 1,500,000 restricted shares of Common Stock.

The foregoing descriptions of the Purchase Agreement, Debentures, Security Agreement, Subsidiary Guarantee and other documents referred to above do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above,  is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  The Debenture and Shares are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Debenture have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

No.	Description
10.1	Form of Securities Purchase Agreement dated as of August 13, 2012
10.2	Original Issue Discount Senior Secured Convertible Debenture
10.3	Form of Subsidiary Guarantee
10.4	Form of Security Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: August 27 , 2012	By:	/s/ Steve Conboy, President
Name: Steve Conboy, President
Title: President
Principal Executive Officer and Principal Financial Officer